Exhibit 99.1

FOR IMMEDIATE RELEASE	NYSE:ARI

CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. TO ACQUIRE

A MINORITY PARTICIPATION IN KBC BANK DEUTSCHLAND AG

New York, NY, September 24, 2013 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today announced the Company, together with other investors, including affiliates of Apollo Global Management, LLC (NYSE:APO) (“Apollo”), have reached an agreement to make an investment in an entity that has agreed to acquire a minority participation in KBC Bank Deutschland AG (“KBCD”), the German subsidiary of Belgian KBC Group NV (the “KBCD Transaction”). ARI committed to invest up to approximately $50 million (€38 million), representing approximately 21% of the ownership. The acquisition is subject to antitrust and regulatory approval, which is expected to take approximately nine months, although there are no assurances the acquisition will close.

As of December 31, 2012, KBCD had total assets of €2,607 million. KBCD specializes in corporate banking and financial services for medium-sized German companies. KBCD also is active in real estate financing, acquisition finance, institutional asset management and private wealth management for German high net worth individuals. KBCD’s existing real estate loan portfolio is focused on development and investment financing, primarily in Germany, across a number of property sectors.

Commenting on the transaction, Stuart Rothstein, Chief Executive Officer and President of the Company, said: “This is an exciting opportunity for ARI to invest alongside other Apollo affiliates in a well-structured transaction to acquire a minority participation in a scalable banking platform at an attractive price. ARI has explored various strategies to invest capital in the recovering European real estate lending market. We believe the investment in the KBCD Transaction is compelling for ARI based upon the potential return, as well as the prospective opportunities to jointly pursue real estate financings throughout Europe. In evaluating the KBCD Transaction, ARI benefitted from being part of Apollo’s fully integrated investment platform.”

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a REIT that primarily originates, invests in, acquires and manages performing commercial real estate mortgage loans, subordinate financings, CMBS and other commercial real estate-related debt investments throughout the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $113 billion of assets under management at June 30, 2013.

Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,”

“should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the SEC. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.